UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 13, 2025
flyExclusive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)
252-208-7715
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On February 13, 2025, flyExclusive, Inc., a Delaware corporation (“flyExclusive”), entered into an Agreement and Plan of Merger and Reorganization, as may be amended from time to time (the “Merger Agreement”), by and among flyExclusive, FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), Jet.AI Inc., a Delaware corporation (“Jet.AI”) and Jet.AI SpinCo, Inc., a Delaware corporation, and a wholly owned subsidiary of Jet.AI (“SpinCo”), pursuant to which (i) as a condition to closing the transaction, Jet.AI will distribute all of the shares of SpinCo, on a pro rata basis, to the stockholders of Jet.AI (the “Distribution”) and (ii) the Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive.

The Transactions are expected to allow each company to focus on its core business, while providing flyExclusive with increased size and additional cash. The material terms of the Merger Agreement are summarized below. Capitalized terms not used herein and not otherwise defined herein shall have the meaning as set forth in the Merger Agreement.

The Merger

The Merger will become effective at the time the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by Jet.AI and flyExclusive and specified in the Certificate of Merger in accordance with the General Corporation Law of the State of Delaware (“DGCL”) (such date, the “Closing Date”, and such time, the “Effective Time”). At the Effective Time, the holders of common stock of SpinCo, $0.001 par value per share (“SpinCo common stock”), will have their SpinCo common stock converted on a pro rata basis into the right to receive shares (the “Merger Shares”) of Class A common stock of flyExclusive, $0.0001 par value per share (“flyExclusive Class A common stock”), based on an assumed exchange ratio which is the quotient of 4,119,403 (the “Merger Consideration Shares”) divided by the total outstanding shares of SpinCo common stock (the “Exchange Ratio”), subject to certain adjustments as described below. The assumed Merger Consideration Shares was calculated assuming, among other things, that SpinCo’s net cash at closing will be $12.0 million and that the volume weighted average closing sale price of flyExclusive’s Class A common stock for the 30 trading days ending 3 days prior to the Closing Date is $3.35 per share, which was the closing sale price on February 13, 2025. At the Effective Time, Jet.AI’s stockholders will continue to own and hold their then existing shares of Jet.AI common stock.

Conditions to Closing

General Conditions

Consummation of the Merger is conditioned on the approval of the Transactions by an affirmative vote of the number of holders of Jet.AI Common Stock required to approve such Transactions under applicable Law and the Governing Documents of the Company.

In addition, the consummation of the Merger is conditioned upon, among other things, the following mutual conditions to closing, among other things:

•all Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;
•the Separation and Distribution and the other transactions contemplated by the Separation and Distribution Agreement shall have been consummated in accordance with the Separation and Distribution Agreement;
•the registration statement on Form S-4 to effect the registration of the Merger Consideration Shares shall have become effective;
•the applicable notice periods required by applicable stock exchange rules or securities laws in connection with the Distribution, if any, shall have expired;
•each of the Company Shareholder Approval and SpinCo Shareholder Approval shall have been obtained;
•no governmental authority of competent jurisdiction shall have enacted, issued or granted any Law (whether temporary, preliminary or permanent), in each case that is in effect and which has the effect of restraining, enjoining or prohibiting the consummation of the Transaction; and
•the shares of flyExclusive Class A common stock issuable pursuant to the transactions contemplated by the Merger Agreement shall have been approved for listing on NYSE American.

Jet.AI and SpinCo Conditions to Closing

The obligations of Jet.AI and SpinCo to consummate or cause to be consummated the Transactions are subject to, among other things, the satisfaction of the following additional conditions:

•each of flyExclusive and Merger Sub shall have each performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time;
•the accuracy of all representations and warranties made by flyExclusive and Merger Sub (subject to customary bring-down standards);
•no flyExclusive Material Adverse Effect shall have occurred between the date of the Merger Agreement and the Closing; and
•flyExclusive shall have delivered to Jet.AI a certificate dated as of the Closing signed by an authorized officer of flyExclusive certifying that (i) the conditions relating to the bring-down of flyExclusive’s and Merger Sub’s respective representations and warranties and compliance by flyExclusive and Merger Sub with their respective covenants have been satisfied and (ii) no flyExclusive Material Adverse Effect shall have occurred between the date of the Merger Agreement and the Closing Date that is continuing.

flyExclusive and Merger Sub Conditions to Closing

The obligations of flyExclusive and Merger Sub to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, among other things:

•Jet.AI and SpinCo shall each have performed and complied in all material respects with the obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the Effective Time;
•the accuracy of all representations and warranties made by Jet.AI and SpinCo (subject to customary bring-down standards);
•no SpinCo Material Adverse Effect or Jet.AI Material Adverse Effect shall have occurred between the date of the Merger Agreement and the Closing;
•as of the Closing Date and after payment in full of any Unpaid Transaction Expenses, SpinCo must have Net Cash of at least $12,000,000;
•each of the Support Agreement delivered concurrently with the execution and delivery of the Merger Agreement shall be in full force and effect as of the Closing and shall not have been rescinded or otherwise terminated;
•each officer and director of SpinCo shall resign, effective as of the Effective Time, from each of his or her positions as on officer or director of SpinCo;
•the board of directors of flyExclusive must not have made a determination that the Transactions are not in the best interests of the stockholders of flyExclusive; and
•Jet.AI shall have delivered to flyExclusive a certificate dated as of the Closing signed by an authorized officer of Jet.AI certifying that (i)the Separation and Distribution shall have been consummated, (ii) the conditions relating to the bring-down of Jet.AI’s and SpinCo’s respective representations and warranties and compliance by Jet.AI and SpinCo with their respective covenants have been satisfied, (iii) no Jet.AI Material Adverse Effect or SpinCo Material Adverse Effect shall have occurred between the date of the Merger Agreement and the Closing Date that is continuing and (iv) as of the Closing Date and after payment in full of any Unpaid Transaction Expenses, SpinCo will have Net Cash of at least $12,000,000.

Covenants

Covenants of flyExclusive and Merger Sub

flyExclusive and Merger Sub made certain covenants under the Merger Agreement. Prior to the Effective Time, flyExclusive will, and will cause its subsidiaries (including Merger Sub) to:

•conduct its operations in the ordinary course of business in all material respects;
•to comply with, and continue performing under, as applicable, the governing documents of flyExclusive;
•not seek any approval from the flyExclusive Shareholders to amend, modify, restate, waive, rescind or otherwise change the governing documents of flyExclusive or Merger Sub;
•not make or declare any dividend or distribution to the flyExclusive Shareholders or make any other distributions in respect of any of flyExclusive’s equity interests or Merger Sub capital stock, share capital or equity interests, split, combine, reclassify or otherwise amend any terms of any shares or series of flyExclusive’s equity interests or Merger Sub capital stock or equity interests; and
•not enter into any agreement to do any action prohibited under Section 7.1 of the Merger Agreement.

Conduct of Business of Jet.AI and SpinCo

Jet.AI and SpinCo made certain covenants under the Merger Agreement, with respect to SpinCo or the SpinCo Business. Prior to the Effective Time, Jet.AI and SpinCo will:

•conduct the SpinCo Business in the ordinary course of business in all material respects;

•use commercially reasonable efforts to manage the SpinCo Business’ working capital and maintain the books and records related to the SpinCo Business consistent with past practice;
•use commercially reasonable efforts to maintain their respective relations and goodwill with all material suppliers, material customers and other material commercial counterparties and governmental authorities (in each case, as related to the SpinCo Business);
•not amend, modify, restate, waive, rescind or otherwise change the governing documents of SpinCo, other than an amendment to the certificate of incorporation of SpinCo to increase the number of authorized or outstanding shares of SpinCo Common Stock in connection with the Distribution in accordance with the Merger Agreement and the Transaction Documents;
•other than as required for the Distribution, (A) not declare, set aside or pay any dividends on or make other distributions in respect of any of the Interests of SpinCo (whether in cash, securities or property), except for the declaration and payment of cash dividends or distributions paid on or with respect to a class of Interests of SpinCo that is wholly owned directly or indirectly by SpinCo, (B) not split, combine, subdivide, reduce, or reclassify any of the Interests of SpinCo or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, Interests of SpinCo and (C) not redeem, repurchase or otherwise acquire, or permit any subsidiary to redeem, repurchase or otherwise acquire, any Interests (including any securities convertible or exchangeable into such Interests) (except for the acquisition by Jet.AI or any of its subsidiaries of any shares of capital stock, membership interests or other equity interests of Jet.AI or its Subsidiaries in connection with the forfeiture of any Company Equity Awards, in each case, in accordance with their respective terms as in effect as of the date of the Merger Agreement);
•other than as contemplated by the Distribution, not issue, sell, pledge, dispose of, grant, transfer or encumber, any shares of capital stock of SpinCo or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock in SpinCo, or any options, warrants, stock units, or other rights of any kind to acquire any shares of capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by contract right), or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance rights, in each case, of SpinCo;
•not sell, assign, transfer, convey, lease, license, abandon, mortgage, pledge or permit any lien or encumbrance on (other than certain permitted liens and encumbrances) or otherwise dispose of any SpinCo assets (excluding certain intellectual property);
•not purchase, sell, license, sublicense, lease, pledge, covenant not to assert, assign, transfer, abandon, cancel, let lapse or expire, or otherwise dispose, transfer or grant any other rights in or with respect to any intellectual property owned by SpinCo or intellectual property licensed to SpinCo (other than with respect to (A) immaterial or obsolete intellectual property owned by SpinCo or (B) the grant of non-exclusive licenses of intellectual property owned by SpinCo in the ordinary course of business consistent with past practice) or disclose any material Trade Secrets of the SpinCo Business to any other Person (other than in the ordinary course of business consistent with past practice to a Person bound by adequate and enforceable use restrictions and confidentiality obligations with respect to such Trade Secrets);
•not receive, collect, use, store, process, share, safeguard, secure (technically, physically or administratively), dispose of, destroy, disclose, or transfer (including cross-border) any personal information (or fail to do any of the foregoing, as applicable) in material violation of any Privacy Requirements;
•not merge, combine or consolidate (pursuant to a plan of merger or otherwise) SpinCo with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of SpinCo;
•not acquire (including by merger, consolidation, or acquisition of shares or assets), lease or license, (i) any interest in any Person or (ii) any assets of any Person that would be an asset of SpinCo at the Effective Time, other than, in the case of clause (ii), (A) in the ordinary course of business with respect to assets having a value not exceeding $10,000, individually, or $50,000, in the aggregate, the purchase price for which will be paid by the Company or any of its Subsidiaries prior to the Distribution Date;
•not repurchase, repay, prepay, refinance or incur any indebtedness for borrowed money, issue any debt securities, engage in any securitization transactions or similar arrangements or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person for borrowed money;
•not make any material loans to, material capital contributions or material investments in, or advances of money to, in each case, in excess of $10,000 individually or $20,000 in the aggregate, any Person, in each case except for (A) advances to employees or officers of SpinCo for expenses incurred in the ordinary course of the SpinCo Business consistent with past practice or (B) extended payment terms for customers in the ordinary course of the SpinCo Business consistent with past practice;
•not (A) amend or modify in any material respect, terminate (excluding any expiration in accordance with its terms), or waive any material right, benefit or remedy under, any material SpinCo contract or (B) enter into any contract that if entered into prior to the date of the Merger Agreement would be required to be listed on Section 5.6 or Section 5.14(a) of the SpinCo Disclosure Schedule;
•not (A) adopt or enter into any SpinCo Benefit Plan, (B) grant or provide any change-in-control, severance, termination, retention or similar payments or benefits to any employee or service provider of SpinCo, or that would result in any material liability to SpinCo, (C) hire or engage, or make an offer to hire or engage, any officer, employee, service provider or individual independent contractor of SpinCo, or (D) terminate (without cause) the employment of any SpinCo employee or engagement of any SpinCo independent contractor;
•except as required by GAAP, not make any material change to any financial accounting principles, methods or practices of SpinCo or with respect to the SpinCo Business;
•not waive, release, settle, compromise or otherwise resolve any action, litigation or other proceedings;
•not (A) make, change or revoke any material tax election in respect of the SpinCo Business that would bind SpinCo for periods following the Effective Time (other than an election reasonably required in connection with the Separation) or (B) settle or compromise any material tax liability for which SpinCo would be responsible under any Transaction Document;
•not make or commit to make any capital expenditures, on an annualized basis, in the aggregate, in excess of $20,000;
•not disclose or agree to disclose to any Person (other than flyExclusive or any of its representative) any material trade secret or any other material confidential or proprietary information, know-how or process of Jet.AI or any of its Subsidiaries, in each case other than in the ordinary course of business consistent with past practice and pursuant to customary contractual obligations or fiduciary or professional duty to maintain the confidentiality thereof;
•not terminate without replacement, or fail to use reasonable best efforts to maintain, any license or permit that is material to the conduct of the business of Jet.AI and its Subsidiaries, taken as a whole;
•not waive the restrictive covenant obligations of any current officer of Jet.AI or SpinCo;
•not (A) limit the right of SpinCo to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (B) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of Jet.AI or SpinCo, taken as a whole;
•not terminate without replacement or amend in a manner materially detrimental to Jet.AI and its Subsidiaries, taken as a whole, any insurance policy insuring the business of the Company or SpinCo; and
•not authorize or enter into any contract to do any of the foregoing or otherwise agree or make any commitment to do any of the foregoing.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by flyExclusive, Merger Sub, Jet.AI and SpinCo. The representations and warranties of the respective parties to the Merger Agreement will not survive the Closing.

Termination

The Merger Agreement may be terminated and the Transactions abandoned, but not later than the Closing, as follows:

•by mutual written agreement of flyExclusive and Jet.AI;
•by flyExclusive or Jet.AI, if the Closing shall not have occurred on or prior to June 30, 2025 (the “Outside Date”); provided, that this right to terminate the Merger Agreement shall not be available to any party whose action or failure to comply with its obligations under the Merger Agreement or any of the other Transaction Documents has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date;
•by flyExclusive or Jet.AI, if any law shall have been promulgated, entered, enforced, enacted or issued and in effect or shall have been deemed to be applicable to the Transactions, including the Distribution, by any governmental authority of competent jurisdiction which permanently prohibits, restrains or makes illegal the consummation of the Transactions, and such law shall have become final and non-appealable; provided, that this right to terminate the Merger Agreement shall not be available to any party whose action or failure to perform any of its obligations under the Merger Agreement or any of the Transaction Documents is the primary cause of, or primarily resulted in, the enactment or issuance of any such law;
•by flyExclusive upon written notice to Jet.AI, in the event of a breach of any representation, warranty, covenant or agreement on the part of Jet.AI or SpinCo, such that the related bring-down conditions would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by Jet.AI or SpinCo by the earlier of: (A) fifteen (15) days after receipt of written notice thereof; or (y) the Outside Date, or (ii) is incapable of being cured prior to the Outside Date; provided, that flyExclusive shall not have this right to terminate the Merger Agreement if flyExclusive or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement to the extent such breach or breaches would give rise to the failure of a condition to Closing;
•by Jet.AI upon written notice to flyExclusive, in the event of a breach of any representation, warranty, covenant or agreement on the part of flyExclusive or Merger Sub, such that the related bring-down conditions would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by flyExclusive by the earlier of: (A) fifteen (15) days after receipt of written notice thereof; or (y) the Outside Date, or (ii) is incapable of being cured prior to the Outside Date; provided, that Jet.AI shall not have this right to terminate the Merger Agreement if Jet.AI or SpinCo is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement to the extent such breach or breaches would give rise to the failure of a condition to Closing;
•by flyExclusive or Jet.AI, if the Company Shareholder Approval shall not have been obtained; and by Jet. AI prior to the Registration Statementbeing declared effective by the SEC, in order to accept a Superior Proposal and enter into, immediately following such termination, a binding and definitive written contract with respect to such Superior Proposal, provided, that (i) Jet.AI has complied with its covenants and agreements under Section 7.10 of the Merger Agreement, (ii) Jet.AI pays an amount to flyExclusive equal to the amount of all reasonable and documented out-of-pocket fees and expenses incurred or paid by flyExclusive and its Affiliates in connection with the Merger Agreement and the Transactions, including fees and expenses of law firms, accounting firms, financial advisors, outside experts, third-party services providers and consultants (the “Parent Expenses Reimbursement Amount”), and (iii) Jet.AI pays a termination fee of $650,000 (the “Termination Fee”) to flyExclusive in accordance with the Merger Agreement.

Certain Related Agreements

Separation and Distribution Agreement

In connection with the execution of the Merger Agreement, flyExclusive, Jet.AI and SpinCo entered into a Separation and Distribution Agreement (the “Separation Agreement”) pursuant to which, among other things, (i) Jet.AI will undertake to transfer all of the SpinCo Assets (as defined in the Separation Agreement) to SpinCo and (ii) immediately prior to the Merger and after the Separation (as defined in the Separation Agreement), Jet.AI will distribute 100% of the outstanding shares of SpinCo common stock to Jet.AI’s stockholders in the Distribution.

Consummation of the Distribution is subject to a number of conditions, including, among others, (i) the completion of the Contribution (as defined in the Separation Agreement), (ii) execution of the Conveyancing and Assumption Instruments (as defined in the Separation Agreement) and (iii) satisfaction (or, where applicable, waiver) of certain condition in the Merger Agreement to Jet.AI’s obligations to consummate the Merger.

Support Agreement

Concurrently with the execution of the Merger Agreement, each officer and director and certain other significant stockholders of Jet.AI, who collectively hold approximately 1.8% of the shares eligible to vote at the Meeting (the “Specified Stockholders”), in their respective capacities as stockholders of Jet.AI, entered into a Support Agreement with flyExclusive, pursuant to which each Specified Stockholder has agreed to, among other things, vote its shares of Jet.AI stock in favor of the adoption of the Merger Agreement not vote those shares for any alternative proposal or any other transaction, proposal, agreement, or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger, and not transfer those shares (subject to certain exceptions) to third parties. The Support Agreements provide that they will terminate upon the termination of the Merger Agreement in accordance with its terms.

The foregoing descriptions of the Merger Agreement, the Separation Agreement, the Support Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Separation Agreement, which are filed as Exhibit 2.1 and 10.1 respectively, and the form of Support Agreement which is filed as Exhibit 10.2, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 14, 2025, flyExclusive and Jet.AI issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of flyExclusive under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Additional Information and Where to Find It

In connection with the proposed Transactions, flyExclusive has filed relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/prospectus. After the registration statement is declared effective by the

SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the stockholders of Jet.AI as of the record date established for voting on the proposed Transactions and will contain important information about the proposed Transactions and related matters. Stockholders of Jet.AI and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents in connection with Jet.AI’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed Transactions because they will contain important information about flyExclusive, Merger Sub, Jet.AI, SpinCo and the proposed Transactions. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction without charge, once available, at the SEC’s website at www.sec.gov.

Participants in Solicitation

Jet.AI and its respective directors and executive officers may be deemed participants in the solicitation of proxies from Jet.AI’s shareholders in connection with the proposed Transactions. Jet.AI’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Jet.AI as reflected in the annual report on Form 10-K for the period ended December 31, 2023, filed with the SEC on April 1, 2024, and amended on April 29, 2024 and August 15, 2024. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Jet.AI’s shareholders in connection with the proposed Transactions will be set forth in the proxy statement/prospectus for the proposed Transactions when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transactions will be included in the proxy statement/prospectus that flyExclusive intends to file with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

flyExclusive, Merger Sub and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Jet.AI in connection with the proposed Transactions. A list of the names of such directors and executive officers and information regarding their interests in the proposed Transactions will be included in the proxy statement/prospectus for the proposed Transactions when available.

No Solicitation or Offer

This communication shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Transactions, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

Forward-Looking Statements Legend

This communication contains forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical facts contained in this communication, including statements regarding the expected timing and structure of the Transactions, the ability of the parties to complete the Transactions, the expected benefits of the Transactions, the tax consequences of the Transactions, and flyExclusive’s future results of operations and financial position, business strategy and its expectations regarding the benefits of the Transactions. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of flyExclusive and Jet.AI, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: the risk that the proposed Transactions may not be completed in a timely manner or at all, which may adversely affect the price of flyExclusive’s or Jet.AI’s securities; the risk that Jet.AI stockholder approval of the Transactions is not obtained; the inability to recognize the anticipated benefits of the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; changes in general economic conditions; the outcome of litigation related to or arising out of the Transactions, or any adverse developments therein or delays or costs resulting therefrom; the effect of the announcement or pendency of the Transactions on flyExclusive’s or Jet.AI’s respective business relationships, operating results, and businesses generally; costs related to the Transactions; that the price of flyExclusive’s or Jet.AI’s securities may be volatile due to a variety of factors, including flyExclusive’s or Jet.AI’s inability to implement their respective business plans or exceed their financial projections; and the ability to implement business plans, forecasts, and other expectations after the completion of the Transactions, and identify and realize additional opportunities.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s Annual Report on Form 10-K filed with the SEC on May 1, 2024, the “Risk

Factors” section of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024 (as amended on April 29 and August 15, 2024), the registration statement on Form S-4, the proxy statement/prospectus and certain other documents filed or that may be filed by flyExclusive or Jet.AI from time to time with the SEC following the date hereof. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and flyExclusive and Jet.AI assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither flyExclusive nor Jet.AI gives any assurance that flyExclusive or Jet.AI will achieve their expectations.
Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Document
2.1	Agreement and Plan of Merger and Reorganization, dated February 13, 2025, by and among by and among flyExclusive, Inc., FlyX Merger Sub, Inc., Jet.AI Inc., and Jet.AI SpinCo, Inc.
10.1	Separation and Distribution Agreement, dated February 13, 2025, by and among flyExclusive, Inc., Jet.AI Inc., and Jet.AI SpinCo, Inc.
10.2	Form of Support Agreement
99.1	Press Release, Dated February 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 18, 2025

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman